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                                                                   EXHIBIT 10.14



                    LEASE AGREEMENT WITH OPTION TO PURCHASE


         THIS LEASE AGREEMENT (the "Lease") is entered into by and between SMITH INDUSTRIES, INCORPORATED, a Texas corporation debtor-in-possession in a proceeding pending under Chapter 11 of the United States Code pending in the United States Bankruptcy Court (the "Bankruptcy Court"), Southern District of Texas, Houston Division, as Case No. 94-43705-H3-11 ("Landlord") and HANOVER COMPRESSOR COMPANY, a Delaware corporation ("Tenant").

                              W I T N E S S E T H:

         It is agreed by the parties hereto as follows:

         1.      DESCRIPTION OF PREMISES.

         Landlord hereby leases to Tenant, and Tenant hereby takes from Landlord those certain premises ("Demised Premises") situated within the County of Colorado, State of Texas described on Exhibit "A" attached hereto and made a part hereof, together with all rights, privileges, easements and appurtenances belonging to or in any way pertaining to the Demised Premises and all improvements now situated or to be erected upon the Demised Premises.

         2.      TERM.

         The term of this Lease shall be for a period of 24 months, commencing on a date that the Demised Premises are ready for occupancy, but in no event later than May 31, 1995, and terminating 24 months thereafter, unless sooner terminated as provided in this Lease.

         Tenant shall give at least three (3) days advance written notice to Landlord providing that Tenant shall commence occupying the Demised Premises.

         3.      RENT.

                 a) Tenant shall perform all covenants and obligations as stated herein, including making all monthly rental payments and all other payments to Landlord provided for herein during the term of this Lease.

                 b) Tenant shall pay Landlord rent for the Demised Premises in the amount of Fifteen Thousand and No/100 Dollars ($15,000.00) per month. The first of such monthly rental payments is due and payable on _____________, 1995, with a like monthly rental payment being due and payable on the first day of each succeeding calendar month thereafter during the term of this Lease; provided that, in the event the Lease term shall not commence or end on the first day of a calendar month, the rent for any
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fractional calendar month following the commencement or proceeding the end of the term of this Lease shall be pro rated accordingly.

                 c) All payments of monthly rent hereunder shall be made to Landlord at its address stated in Paragraph 30 herein, or to such other address the Landlord may designate from time to time in writing to Tenant. Should Tenant fail to timely pay any installment of monthly rent due hereunder, Landlord shall have the option to charge Tenant a late fee equal to ten percent (10%) of the delinquent installment. In the event the monthly rent due remains unpaid after the expiration of thirty (30) days from its due date, interest shall accrue thereon at the rate of ten percent (10%) per annum but in no event to exceed the maximum rate allowed under applicable law.

                 d) The obligation of Tenant to pay rent hereunder and the obligations of Tenant to perform other covenants and duties hereunder constitute independent and unconditional obligations to be performed at all times as provided for herein. All obligations of Landlord hereunder are covenants and not conditions to Tenant's performance of obligations hereunder; Tenant waives and relinquishes all rights which Tenant might have to claim any nature of lien against, withhold, deduct or off-set against, any rentals and other sums provided hereunder to be paid to Landlord by Tenant.

         4.      USE.

                 a) The premises are leased to the Tenant for the purpose of conducting an oil and gas equipment fabrication business, or with any other lawful business with prior written notice to Landlord.

                 b) Tenant shall not commit or suffer to be committed any waste on the Demised Premises nor shall Tenant permit the Demised Premises to be used in any way which would, in the opinion of Landlord, be extra hazardous on account of fire, environmental contamination or otherwise or which would in any way increase or render void any of the liability insurance, including, but not limited to, the fire insurance on the Demised Premises or contents in the buildings. Tenant and Landlord hereby acknowledge that the business of Tenant will require the use of hazardous substances, and Tenant hereby agrees that it will comply with all applicable governmental licensed regulations. In addition, Tenant shall not change its status as a licensed user of such hazardous substances or cause or permit the storage, manufacture, transportation or treatment in any manner of hazardous substances, hazardous waste, or toxic waste on the Demised Premises, and shall not install or permit to be installed any asbestos containing material or underground storage tanks thereon.





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         5.      ACCEPTANCE OF PREMISES.

                 a) Tenant acknowledges that it has fully inspected the Demised Premises and accepts same in their present condition, "AS IS, WHERE IS" and with all faults. Tenant further acknowledges that Landlord makes no representations or warranties, express, implied or statutory, relating to the Demised Premises or the improvements and structures located thereon, including, without limitation, any representations, or warranties relating to the improvements' and structures' condition, suitability for any intended purpose, or compliance with any applicable laws, statutes, ordinances or regulations; the quality or condition of the Demised Premises; the suitability or safety of the Demised Premises for any and all activities and uses which Tenant may conduct thereon, the environmental condition of the Demised Premises and the presence or absence of or contamination by hazardous or toxic materials or the compliance of the Demised Premises with all regulations or laws relating to health or the environment; or the soil conditions, drainage, flooding characteristics, topography, geologic conditions, utilities or other conditions existing in or on the Demised Premises. Landlord and Tenant expressly disclaim any implied warranty that the Demised Premises are suitable for Tenant's intended commercial purpose. Tenant hereby expressly assumes all risks, liabilities, claims, damages and costs (and agrees Landlord shall not be liable for any special, indirect, consequential or other damages) resulting or arising from or related to the Demised Premises or other use, condition, location, maintenance, repair or operation thereof; expressly provided that, Tenant shall not be responsible for any damages to the Demised Premises that were existing prior to the occupancy of the Demised Premises by Tenant.

                 b) In connection with the option to purchase the Demised Premises contained in Paragraph 28 hereof, Tenant acknowledges that during the term of this Lease, it shall have the right to make such inspections and perform such examinations and investigations of the Demised Premises as it may require, at its sole cost and expense, including specifically, without limitation, examinations and inspections relating to the status of title of the Demised Premises; the surveying of the Demised Premises; the electrical, mechanical, topographical, geological and environmental condition of the Demised Premises; and the presence of hazardous wastes and toxic materials on the Demised Premises; provided however, upon termination of this Lease, Tenant shall deliver the Demised Premises to Landlord in good order and condition and in substantially the same condition as of the commencement of this Lease, excepting reasonable wear and tear.

         6.      MAINTENANCE.

                 a) Tenant shall, at its own expense, during the term of this Lease, maintain all of the Demised Premises in good repair and condition, including all necessary replacements, and any periodic repainting and resurfacing that is required to prevent





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deterioration thereof.  Subject to the provisions herein, upon termination of this Lease, Tenant shall deliver the Demised Premises to Landlord in good order and condition and in substantially the same condition as of the commencement of this Lease, excepting reasonable wear and tear.

                 b) Landlord shall not be required to furnish any services or make any repairs or alterations in or to the Demised Premises, throughout the term of this Lease, the Tenant hereby assuming the full and sole responsibility for the maintenance, repair and protection of the Demised Premises.

         7.      ALTERATIONS.

                 a) Tenant shall not create any openings in the roof or exterior walls, nor make any alterations, additions or improvements to the exterior Demised Premises without prior written consent of Landlord. Consent for minor alterations, additions, or improvements shall not be unreasonably withheld by Landlord. Tenant shall have the right to make alterations and improvements to the interior of the building on the Demised Premises and at all times to install Tenant's shelves, bins, machinery, equipment and trade fixtures, provided Tenant complies with all applicable governmental laws, ordinances and regulations, and further provided that such installations by Tenant shall not cause any structural or other damage or deface the Demised Premises. Providing Tenant is not in default of any of the terms, covenants or conditions of this Lease, Tenant shall have the right to remove at the termination of this Lease such items so installed, including any machinery or equipment installed and paid for by Tenant, if any (as specifically differentiated from any such equipment owned by Landlord); however, Tenant shall, prior to the termination of this Lease, promptly repair any damage caused by such removal.

                 b) Except as otherwise provided above regarding Tenant's right to remove certain installations or additions, all alterations, additions and improvements made by Tenant shall become the property of Landlord at the termination or expiration of this Lease, or Landlord may require Tenant to remove such alterations, additions and improvements and any other property placed in or on the Demised Premises by Tenant and restore the property to its original condition, and Tenant shall repair any damage caused by such removal and leave the Demised Premises in a broom clean and orderly condition.

         8.      COMPLIANCE WITH LAW.

         Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Demised Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with the Demised Premises, all at Tenant's sole





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risk and expense.  Tenant hereby indemnifies and holds the Landlord, its officers, directors, employees and agents harmless from and against any and all liability, loss, damages, claims, causes of action, costs and expenses (including without limitation, reasonable attorneys' fees and court costs) incurred or suffered by Landlord, its officers, directors, employees and agents arising from the violation of any such laws, rules, ordinances or regulations by Tenant.

         9.      ASSIGNMENT AND SUBLEASING.

                 a) Tenant shall be permitted, with thirty (30) days prior written notice to Landlord, to assign this Lease or sublet the Demised Premises or any portion thereof. In the event Tenant effects a transfer in connection with a merger, a share exchange or sale of all or substantially all of the assets of Tenant, Tenant shall be permitted, upon providing written notice to Landlord, to assign the option to purchase the Demised Premises contained in Paragraph 28 hereof. Any permitted assignment or subletting shall be expressly subject to all terms and provisions of this Lease, including the provisions of Paragraph 4 pertaining to the use of the Demised Premises. In the event of any assignment or subletting, Tenant shall remain fully liable for the full performance of all Tenant's obligations under this Lease. Tenant shall not assign its rights hereunder or sublet the Demised Premises without first obtaining a written agreement from assignee or sublessee whereby assignee or sublessee agrees to be bound by the terms of this Lease. No such assignment or subletting shall constitute a novation. In the even of the occurrence of an event of default while the Demised Premises are assigned or sublet, Landlord, in addition to any other remedies provided herein or by law, may at Landlord's option, collect directly from such assignee or subtenant all rents becoming due under such assignment or subletting and apply such rent against any sums due to Landlord hereunder. No direct collection by Landlord from any such assignee or subtenant shall release Tenant for the performance of its obligations hereunder.

                 b) Landlord shall have the right to sell, convey, transfer or assign, in whole or in part, all and every feature of Landlord's rights and obligations hereunder and in the Demised Premises. Upon the occurrence of such sale, conveyance, transfer or assignment, Landlord shall be immediately and unconditionally released from all obligations hereunder. Upon any such sale or conveyance, the purchaser or transferee of the Demised Premises shall be substituted as to all rights and obligations of Landlord.

         10.     FIRE AND CASUALTY DAMAGE.

         If the building or other improvements on the Demised Premises should be damaged or destroyed by fire or other casualty, Tenant shall give immediate written notice thereof to Landlord. The





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rights and obligations of Landlord and Tenant in the event of such casualty shall be as follows:

                 a)       Total Destruction:       If the building situated on
the Demised Premises should be totally destroyed by fire, tornado or other casualty, or if it should be so damaged that rebuilding or repairs cannot reasonably be completed within one hundred and twenty (120) working days after the date of written notification by Tenant to Landlord of the happening of the damage, either the Landlord or Tenant may terminate this Lease, and the rent shall be abated for the unexpired portion of this Lease from the date of destruction; provided, however, that if Landlord given Tenant written notification of its intent to terminate this Lease, Tenant shall have the right, for a period of thirty (30) days following any such notice, to exercise its option to purchase the Demised Premises in accordance with the terms and provisions of Paragraph 28.

                 b) Partial Destruction: If the building or other improvements situated on the Demised Property should be damaged by fire, tornado or other casualty but not to such an extent that rebuilding or repairs cannot be reasonable completed within sixty (60) working days from the date of written notification by Tenant to Landlord of the happening of the damage, this Lease shall not terminate, but Landlord shall, subject to the terms of (c) below, out of the insurance proceeds, proceed with reasonable diligence to rebuild or repair such building and other improvements to substantially the condition in which they existed prior to such damage. If the Demised Premises are to be rebuilt or repaired and are untenantable in whole or in part following such damage, and such damage was not caused by act or negligence of the Tenant, its agents, employees, invitees or those for whom the Tenant is responsible, the rent payable hereunder during the period in which they are untenantable shall be adjusted to such extent as may be fair and reasonable under all of the circumstances.

                 c) Notwithstanding the foregoing, Tenant acknowledges that the insurance proceeds relating to the Demised Premises have been assigned by Landlord to Texas Commerce Bank National Association ("Bank") in accordance with the terms of that certain Deed of Trust and Security Agreement (the "Deed of Trust") dated as of June 1, 1994, executed by Landlord in favor of Bank. Tenant further acknowledges that such proceeds may be applied to Landlord's indebtedness to Bank at the option of Bank. In the event that Bank applies insurance proceeds to Landlord's indebtedness to it and Landlord does not make the repairs as described in (b) above, (i) Tenant shall have the right to terminate the Lease; or (ii) provided that Tenant elects to purchase the Demised Premises in accordance with Paragraph 28 hereof, Tenant shall receive a credit to the Purchase Price (as hereinafter defined) in the amount of the insurance proceeds applied against Landlord's indebtedness to Bank.





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         11.     CONDEMNATION.

                 a) If, during the term of this Lease, all or a substantial part of the Demised Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective from the date of taking of the Demised Premises by the condemning authority.

                 b) If less than a substantial part of the Demised Premises is taken for public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or is sold to the condemning authority under threat of condemnation, Landlord, at its option, may by written notice terminate this Lease or shall forthwith at its sole expense restore and reconstruct the buildings and improvements (other than leasehold improvements made by Tenant or any assignee, subtenant or other occupant of the Demised Premises) situated on the Demised Premises in order to make the same reasonably tenantable and suitable for the uses for which the Demised Premises are leased as defined in Paragraph 4. The rent payable hereunder during the unexpired portion of this Lease shall be reduced on an average price basis that depends on whether improvements or raw land was condemned and an abatement that is based on the value of the property actually taken in proportion to the number of square feet condemned.

                 c) Landlord and Tenant shall each be entitled to receive such separate awards and portions of lump sum awards as may be allocated to their respective interests in any condemnation proceedings. The termination of this Lease shall not affect the rights of the respective parties to such awards. Notwithstanding the foregoing, any such awards received by Landlord have been collaterally assigned by Landlord to Bank in accordance with the terms of the Deed of Trust; and Tenant agrees that, upon demand from Bank, it shall immediately send any such awards received by it for the account of the Landlord to Bank. In the event that Bank applies condemnation award to Landlord's indebtedness to it and Landlord doe snot make the repairs as described in (b) above, and Tenant elects to purchase the Demised Premises in accordance with Paragraph 28 hereof, Tenant shall receive a credit to the Purchase Price (as hereinafter defined) in the amount of the condemnation awards applied against Landlord's indebtedness to Bank.

         12.     INDEMNITY AND PUBLIC LIABILITY INSURANCE.

                 a) Landlord shall not be liable to Tenant or Tenant's employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Demised Premises, caused by the negligence or misconduct





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of Tenant, its agents, servants, employees, or of any other person entering upon the Demised Premises under express or implied invitation of Tenant, or caused by the buildings and improvements located on the Demised Premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Demised Premises, or due to any other cause whatsoever, and Tenant agrees to indemnify Landlord and hold it harmless from and against any loss, expense or claims including attorneys' fees, arising out of any such damage or injury, INCLUDING LANDLORD'S OWN NEGLIGENCE, except injury to persons or damage to property the cause of which is the gross negligence or willful misconduct of the Landlord. Tenant agrees that such indemnification shall survive the expiration or termination of the Lease.

                 b) Tenant shall procure and maintain throughout the term of this Lease a policy or policies of insurance, at its sole cost and expense, insuring Landlord, Tenant and Bank against all claims, demands, or actions arising out of or in connection with: (i) the Demised Premises; and (ii) the condition of the Demised Premises. The limits of such policy or policies shall be in the amount of not less than $1,000,000 per person and $2,000,000 per occurrence in respect of injury to persons (including death), and in the amount of not less than $1,000,000 per occurrence in respect to property damage or destruction, including loss of use thereof. All such policies shall be procured by Tenant from responsible insurance companies satisfactory to Landlord. Current certificates of insurance naming Landlord and Bank as additional insured, together with receipts evidencing payment of premiums therefor, shall be delivered to Landlord prior to the commencement date of this Lease. Not less than fifteen (15) days prior to the expiration date of any such policies, certificates of insurance of the renewals thereof (bearing notations evidencing the payment of renewal premiums) shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord and Bank before such policy may be cancelled or changed to reduce insurance provided thereby.

                 c) If Tenant should fail to comply with the foregoing requirements relating to insurance, Landlord may obtain such insurance, and Tenant shall pay to Landlord on demand, as additional rental hereunder, the premium cost thereof plus interest at the rate of ten percent (10%) per annum from the date of payment by Landlord until repaid by Tenant.

         13.     QUIET ENJOYMENT.

         Subject to Bankruptcy Court approval, Landlord covenants, warrants and represents that it has full right and power to execute this Lease and to grant the estate demised herein and that Tenant, upon payment of the rents herein reserved, and performing the terms, conditions, covenants, and agreements herein contained, shall peaceably and quietly have, hold and enjoy the Demised





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Premises during the full term of this Lease.  Notwithstanding anything herein to the contrary, Tenant accepts this Lease subject and subordinate to any recorded mortgage, deed of trust or any other lien presently existing upon the Demised Premises. Landlord is hereby irrevocably vested with full power and authority to subordinate Tenant's interest hereunder to any mortgage, deed of trust or other lien hereafter placed on the Demised Premises, provided same is then recorded, and Tenant agrees upon demand to execute such further instruments subordinating this Lease as Landlord may request, provided such further subordination shall be upon the express condition that this Lease shall be recognized by the mortgagee and that the rights of the Tenant shall remain in full force and effect during the term of this Lease, so long as the Tenant shall continue to perform all the covenants of this Lease. Landlord hereby agrees to use its good faith efforts to obtain an agreement of quiet enjoyment and nondisturbance from Bank.

         14.     REAL ESTATE TAXES.

                 Tenant shall pay all taxes and assessments which may be levied or assessed upon the Demised Premises, and Tenant shall provide proof of such payment to Landlord by copies of receipts furnished to Tenant prior to delinquency; provided that, all real estate taxes and assessments on the Demised Premises shall be prorated accordingly between Landlord and Tenant with respect to the tax year in which this Lease commences, and in the event the option provided in Paragraph 28 is not exercised by Tenant, with respect to the tax year in which this Lease expires or is terminated.

         15.     FIRE AND EXTENDED COVERAGE INSURANCE.

                 a) Tenant agrees, at its sole cost and expense, to keep the building and improvements leased hereunder insured to the full extent of the insurable replacement value thereof in reliable companies against loss or damage by fire or other causes insured by extended coverage. Any proceeds from such insurance shall be payable to Landlord or to Tenant as their interests in the improvements may appear.

                 b) All such insurance policies shall be procured by Tenant from responsible insurance companies satisfactory to Landlord. Current certificates of insurance naming Landlord and Bank as additional insured, together with receipts evidencing payment of premiums therefor, shall be delivered to Landlord prior to the commencement date of this Lease. Not less than fifteen (15) days prior to the expiration date of any such policies, certificates of insurance of the renewals thereof (bearing notations evidencing the payment of renewal premiums) shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days written notice shall be given to





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Landlord and Bank before such policy may be cancelled or changed to reduce insurance provided thereby.

                 c) If Tenant should fail to comply with the foregoing requirements relating to insurance, Landlord may obtain such insurance, and Tenant shall pay to Landlord on demand, as additional rental hereunder, the premium cost thereof plus interest at the rate of ten percent (10%) per annum from the date of payment by Landlord until repaid by Tenant.





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